Exhibit 10.26
ESSENTIAL PROPERTIES REALTY TRUST, INC.
2023 Incentive Plan
DIRECTOR ALIGNMENT OF INTEREST PROGRAM

1.    Purpose.  Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), established the Essential Properties Realty Trust, Inc. 2023 Incentive Plan (this “Plan”) in order to (i) align the interests of the Company’s stockholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees and consultants and (iii) motivate such persons to act in the long-term best interests of the Company and its stockholders. This Director Alignment of Interest Program (the “Program”) is being adopted effective April 21, 2026 in accordance with the Plan and is intended to further the purposes of the Plan by providing incentives to Non-Employee Directors to receive awards of Restricted Stock Units and/or LTIP Units, as selected by the eligible recipient, thereby strengthening the commitment of such persons to the Company and its stockholders. Capitalized terms not defined herein shall have the meanings set forth in the Plan.
2.    Participation. The participants in this Program shall be the Non-Employee Directors who timely complete an election to receive (i) Restricted Stock Units or LTIP Units in lieu of their annual cash retainer, including committee retainers (the “Cash Retainer”) and/or (ii) LTIP Units rather than Restricted Stock Units for their annual equity retainer (the “Equity Retainer’) (each, a “Participant”).
3.    Awards.
(a)    Each year, Participants may elect to receive (i) their Cash Retainer in respect of services to be provided in the subsequent fiscal year (the “Reduction Year”) through the issuance of an Award of Restricted Stock Units under the Plan (“Alignment RSUs”) or an Award of LTIP Units under the Plan (the “Alignment LTIP Units”), with the grant value of the Alignment RSUs and Alignment LTIP Units, as applicable, determined by multiplying the value of the Cash Retainer by 105% (or such other multiple as determined by the Committee prior to the Reduction Year) (the “Adjusted Cash Retainer”), with such Alignment RSUs and Alignment LTIP Units, as applicable, subject to a one-year vesting period (or such other vesting period as determined by the Committee prior to the Reduction Year) (the “Vesting Period”), and (ii) LTIP Units in lieu of the Equity Retainer to be granted during the Reduction Year (the “Awarded LTIP Units”).
(b)    The number of Alignment RSUs and Alignment LTIP Units, as applicable, shall be determined by dividing the Adjusted Cash Retainer for the Reduction Year by the closing price of a share of Common Stock as of the date of the annual meeting of stockholders during the Reduction Year (or, for newly elected Non-Employee Directors, the date on which such Non-Employee Director commences service on the Board), rounded to the nearest share.
(c)    The Alignment RSUs, Alignment LTIP Units and Awarded LTIP Units, as applicable, shall be delivered to each Participant as soon as administratively feasible following the date of the annual meeting of stockholders during the Reduction Year (or, for newly elected Non-Employee Directors, the date on which such Non-Employee Director commences service on the Board).
(d)    Each Participant must deliver a written election notice to the Committee of the Participant’s election to obtain Alignment RSUs, Alignment LTIP Units and/or Awarded LTIP Units

pursuant to this Program or its designee prior to the end of the last business day before the beginning of the year in which the Cash Retainers are to be earned and the Equity Retainers are to be granted; provided, that, if permitted by the Committee, a Participant who becomes newly eligible to participate in the Program may make an election within thirty (30) days after becoming eligible in accordance with Treasury Regulation Section 1.409A-2(a)(7). If the Participant does not timely submit a valid election, the Participant will receive cash for the Cash Retainer and Restricted Stock Units for the Equity Retainer.
4.    Termination of Service. Unless otherwise provided in an Award agreement, in the event that a Participant’s service with the Company is terminated for any reason, any unvested LTIP Units or unvested Restricted Stock Units held by the Participant as of the date of such termination shall be forfeited.
5.    Subject to the Plan. Notwithstanding anything to the contrary herein, this Program and any Restricted Stock Units and LTIP Units granted pursuant to this Program shall be subject to the terms and conditions set forth in the Plan. In the event of any inconsistency between the provisions of this Program and the provisions of the Plan, the provisions of the Plan shall govern and control.
6.    Amendments. Subject to Section 409A of the Code, the Committee may from time to time amend, modify, suspend or terminate this Program; provided, that no such action shall adversely affect Awards previously granted pursuant to this Program.
7.    Survival. This Program shall continue in effect for so long as the Plan is in effect unless earlier terminated by the Committee.
8.    Section 409A. Payments under this Program are intended to comply with Section 409A of the Code and the final treasury regulations and other legally binding guidance promulgated thereunder. This Program shall be construed and interpreted in accordance with such intent. If any provision of this Program needs to be revised to satisfy the requirements of Section 409A of the Code, then such provision or this Program shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Section 409A of the Code. Notwithstanding anything herein to the contrary, neither the Company nor any of its officers, directors, employees or agents guarantee that this Program complies with, or is exempt from, Section 409A of the Code, and none of the foregoing shall have any liability for the failure of this Program to so comply with, or be exempt from, Section 409A of the Code.
9.    Governing Law. This Program shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law of such state.

EXHIBIT A

ESSENTIAL PROPERTIES REALTY TRUST, INC.
2023 Incentive Plan
DIRECTOR ALIGNMENT OF INTEREST PROGRAM
ELECTION NOTICE

I.    Cash Retainer Election

As specified below, I hereby elect, pursuant to Section 3(a) of the Director Alignment of Interest Program (the “Program”) under the Essential Properties Realty Trust, Inc. 2023 Incentive Plan (the “Plan”) maintained by Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), to receive Restricted Stock Units or LTIP Units in lieu of my 2026 Cash Retainers, including committee fees:

□ Alignment RSUs
□ Alignment LTIP Units

I understand that this election is irrevocable for 2026. If I make an election, the Alignment RSUs or Alignment LTIP Units that I receive will be subject to a one-year vesting schedule. If I do not make an election, my 2026 cash retainers will be delivered in the form of cash.

II.    Equity Retainer Election

As specified below, I hereby elect, pursuant to Section 3(a) of the Program to receive Awarded LTIP Units in lieu of my 2026 Restricted Stock Unit Award:

□ Restricted Stock Units
□ Awarded LTIP Units

I understand that this election is irrevocable for 2026. If I do not make an election, my 2026 Equity Retainer will be delivered in the form of Restricted Stock Units.

The Alignment RSUs, Alignment LTIP Unit and Awarded LTIP Units shall be granted to me pursuant to the Plan and a written Restricted Stock Unit Agreement or LTIP Units Agreement, as applicable, in the form attached hereto as Exhibit B and Exhibit C, respectively.

The Program is intended to comply with applicable tax laws and regulations. However, neither the Company nor any of its representatives makes any representations or guarantees regarding such compliance. Participation in the Program is voluntary and you should consult with your personal tax advisor prior to deciding whether to participate in the Program.

This election is made as of the date set forth below and is irrevocable once made.
    Exhibit A - 1

Participant:

Date signed:

    Exhibit A - 2

EXHIBIT B

ESSENTIAL PROPERTIES REALTY TRUST, INC.
2023 Incentive Plan
DIRECTOR ALIGNMENT OF INTEREST PROGRAM

Form of Restricted Stock Unit Agreement

    Exhibit B - 1

EXHIBIT C

ESSENTIAL PROPERTIES REALTY TRUST, INC.
2023 Incentive Plan
DIRECTOR ALIGNMENT OF INTEREST PROGRAM

Form of LTIP Units Agreement

    Exhibit B - 2